UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2013

MercadoLibre, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33647	98-0212790
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Arias 3751, 7th Floor
Buenos Aires, C1430CRG, Argentina
(Address and zip code of principal executive offices)

Registrant’s telephone number, including area code:  011-54-11-4640-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On May 16, 2013, MercadoLibre Venezuela SRL., a subsidiary of Meli Participaciones S.L., an entity controlled by MercadoLibre, Inc. (the “Company”), entered into a purchase agreement with Grupo Lods 299, Isalys, Bassben, Arturo Soria, Imas 2006, Miriru, Rurimi, Vivand 2006, Sgm Y 432511, S.N.C. to acquire an office property of 1,157.86 square meters, 13 parking spaces and 4 storage spaces in a building named Edificio Bancaracas, located in La Castellana, Chacao, Caracas, Venezuela for BF$126 million or approximately $20 million, to be paid in local currency as follows: (i) BF$100.8 million as of the signing of the purchase agreement and (ii) BF$25.2 million as of the completion of the transfer of the ownership in the Real Estate Registry. MercadoLibre Venezuela SRL. is funding the purchase price with its own funds.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERCADOLIBRE, INC. (Registrant)
Date: May 17, 2013	By:	/s/ Pedro Arnt
Pedro Arnt
Executive Vice President and Chief Financial Officer